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                                                                 EXHIBIT 10(sss)



                                                  December 27, 1995

Mr. Howard P. Allen
Southern California Edison Company
2244 Walnut Grove Avenue
Room 428
Rosemead, CA  91770


Dear Howard:

         I'm in receipt of your election to defer the 1996 retainer and meeting fees.

         I assume that you want the deferral to be in accordance with the October 6, 1995 letter between AMR and you. That letter governs the payout of the amounts you have deferred to date (see attached -- generally, it's a ten year payout, beginning on December 31, 1996). If I'm correct, please sign below and return the original of this letter to me.

         If there are questions, please call.



                                        Very truly yours,



                                        Charles D. MarLett
                                        Corporate Secretary


Attachment
Agreed:


Howard P. Allen

Date